EXECUTION VERSION

Exhibit 4.4
THIRD SUPPLEMENTAL INDENTURE
This Third Supplemental Indenture (this “Supplemental Indenture”), dated as of February 29, 2020, among Hilton Domestic Operating Company Inc., a Delaware corporation (the “Issuer”), the Guarantors listed on the signature pages hereto (each, a “Guarantor”), and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer, Hilton Worldwide Finance LLC, a Delaware limited liability company (“Parent”) and the other Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of April 13, 2018 (as supplemented by the First Supplemental Indenture, dated as of March 8, 2019, and the Second Supplemental Indenture, dated as of February 25, 2020, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 5.125% Senior Notes due 2026 (the “Notes”);
WHEREAS, substantially concurrently with the execution of this Supplemental Indenture, Parent shall be merged with and into its wholly-owned direct subsidiary, the Issuer, with the Issuer continuing as the surviving entity (the “Merger”);
WHEREAS, Section 5.01 of the Indenture permits that the Merger may occur so long as, among other things, the Issuer and the Guarantors execute and deliver to the Trustee a supplemental indenture pursuant to which each Guarantor shall expressly confirm that its Guarantee shall continue to apply to the Issuer’s Obligations under the Notes and the Indenture; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the Holders.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
(1)Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)Agreement to Continue to be Bound. Each Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) continue to be a party to the Indenture as indicated by its signature below; (ii) continue to be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) continue to perform all obligations and duties required of a Guarantor pursuant to the Indenture. Each Guarantor hereby agrees to continue to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 thereof.
(3)Notices.  All notices or other communications to the Issuer or any Guarantor shall be given as provided in Section 12.02 of the Indenture.
(4)Execution and Delivery. Each Guarantor agrees that its Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(5)Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
(6)No Recourse Against Others. No past, present or future director, officer, employee, incorporator, or direct or indirect member, partner or stockholder of Parent, the Issuer or any Guarantor shall have any liability for any obligations of Parent, the Issuer or the Guarantors (other than in their capacity as Issuer or Guarantor) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(7)Governing Law. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(8)Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
(9)Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(10)The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and each Guarantor.
(11)Benefits Acknowledged. The Guarantee of each Guarantor is subject to the terms and conditions set forth in the Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.
(12)Successors. All agreements of the Issuer and each Guarantor in this Supplemental Indenture shall bind its Successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Hilton Domestic Operating Company Inc., as Issuer
By:	/s/ W. Steven Standefer
	Name:	W. Steven Standefer
	Title:	Senior Vice President

3750 RESIDENTIAL EMPLOYER LLC
90210 BILTMORE MANAGEMENT, LLC
90210 DESERT RESORTS MANAGEMENT CO., LLC
90210 GRAND WAILEA EMPLOYER LLC
90210 GRAND WAILEA MANAGEMENT CO., LLC
90210 LLC
90210 MANAGEMENT COMPANY, LLC
ANDIAMO’S O’HARE, LLC
BALLY’S GRAND PROPERTY SUB I, LLC
BLUE BONNET SECURITY, LLC
BLUE BONNET SECURITY EMPLOYER LLC
CANOPY BRAND MANAGEMENT LLC
CHESTERFIELD VILLAGE HOTEL, LLC
CONRAD EMPLOYER LLC
CONRAD INTERNATIONAL (BELGIUM) LLC
CONRAD INTERNATIONAL (EGYPT) RESORTS CORPORATION
CONRAD INTERNATIONAL (INDONESIA) CORPORATION
CONRAD INTERNATIONAL MANAGE (CIS) LLC
CONRAD MANAGEMENT LLC
CURIO BRAND MANAGEMENT LLC
CURIO EMPLOYER LLC
CURIO MANAGEMENT LLC
DESTINATION RESORTS LLC
DOUBLETREE EMPLOYER LLC
DOUBLETREE HOTEL SYSTEMS LLC
DOUBLETREE HOTELS LLC
DOUBLETREE LLC
DOUBLETREE MANAGEMENT LLC
DT EMPLOYER LLC
DT MANAGEMENT LLC
DT REAL ESTATE, LLC
DTM ATLANTA/LEGACY, INC.
DTR FCH HOLDINGS, INC.
EMBASSY DEVELOPMENT LLC
EMBASSY SUITES CLUB NO. 1, INC.
EMBASSY SUITES CLUB NO. THREE, INC.
EMBASSY SUITES CLUB NO. TWO, INC.
EMBASSY SUITES EMPLOYER LLC
EMBASSY SUITES MANAGEMENT LLC
FLORIDA CONRAD INTERNATIONAL CORP.
HAMPTON INNS EMPLOYER LLC
HAMPTON INNS MANAGEMENT LLC
HILTON BEVERAGE LLC
HILTON CHICAGO BEVERAGE I LLC
HILTON CHICAGO BEVERAGE II LLC
HILTON CHICAGO BEVERAGE III LLC
HILTON CHICAGO BEVERAGE IV LLC
HILTON CORPORATE DIRECTOR LLC
HILTON DOMESTIC MANAGEMENT LLC
HILTON DOMESTIC FRANCHISE LLC
HILTON EL CON MANAGEMENT LLC
HILTON EL CON OPERATOR LLC
HILTON EMPLOYER INC.
HILTON FINANCE INC.
HILTON FRANCHISE HOLDING LLC
HILTON GARDEN INNS EMPLOYER LLC
HILTON GARDEN INNS MANAGEMENT LLC
HILTON HAWAII CORPORATION
HILTON HONORS WORLDWIDE LLC
HILTON HOLDINGS, LLC
HILTON HOSPITALITY, LLC
HILTON HOTEL EMPLOYER LLC
HILTON ILLINOIS, LLC
HILTON ILLINOIS HOLDINGS LLC
HILTON MANAGEMENT LLC
HILTON NUS HSS, INC.
HILTON SAN DIEGO LLC
HILTON SUPPLY MANAGEMENT LLC
HILTON SYSTEMS SOLUTIONS, LLC
HILTON WORLDWIDE FINANCE CORP.
HLT AUDUBON LLC
HLT CONRAD DOMESTIC LLC
HLT CONRAD DOMESTIC EMPLOYER LLC
HLT DRAKE EMPLOYER LLC
HLT ESP INTERNATIONAL FRANCHISE LLC
HLT ESP INTERNATIONAL FRANCHISOR CORPORATION
HLT ESP INTERNATIONAL MANAGE LLC
HLT ESP INTERNATIONAL MANAGEMENT CORPORATION
HLT ESP MANAGE LLC
HLT EXISTING FRANCHISE HOLDING LLC
HLT HSM HOLDING LLC
HLT HSS HOLDING LLC
HLT JV ACQUISITION LLC
HLT LIFESTYLE INTERNATIONAL FRANCHISE LLC
HLT LIFESTYLE INTERNATIONAL FRANCHISOR CORPORATION
HLT LIFESTYLE INTERNATIONAL MANAGE LLC
HLT LIFESTYLE INTERNATIONAL MANAGEMENT CORPORATION
HLT LIFESTYLE MANAGE LLC
HLT PALMER LLC
HLT PALMER EMPLOYER LLC
HOME2 BRAND MANAGEMENT LLC
HOME2 EMPLOYER LLC
HOME2 MANAGEMENT LLC
HOMEWOOD SUITES EMPLOYER LLC
HOMEWOOD SUITES MANAGEMENT LLC
HOTEL CLUBS OF CORPORATE WOODS, INC.
HOTELS STATLER COMPANY, INC.
HOTELS STATLER EMPLOYER LLC
HPP HOTELS USA LLC
HPP INTERNATIONAL LLC
INNVISION, LLC
INTERNATIONAL RIVERCENTER LESSEE, L.L.C.
LXR EMPLOYER LLC
LXR MANAGEMENT LLC
MOTTO EMPLOYER LLC
MOTTO MANAGEMENT LLC
PEACOCK ALLEY SERVICE COMPANY, LLC
POTTER'S BAR PALMER HOUSE, LLC
PROMUS HOTEL SERVICES, INC.
PROMUS HOTELS FLORIDA LLC
PROMUS HOTELS LLC
PROMUS HOTELS PARENT LLC
SALC, INC.
SIGNIA HOTEL MANAGEMENT LLC
SIGNIA HOTEL EMPLOYER LLC
TAPESTRY EMPLOYER LLC
TAPESTRY MANAGEMENT LLC
TRU BRAND MANAGEMENT LLC
WALDORF=ASTORIA EMPLOYER LLC
WALDORF=ASTORIA MANAGEMENT LLC
WA COLLECTION INTERNATIONAL, LLC
WASHINGTON HILTON, L.L.C., as Guarantors

By:	/s/ W. Steven Standefer
	Name:	W. Steven Standefer
	Title:	Senior Vice President

        [Signature Page to Supplemental Indenture (2018 Indenture)]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By: /s/ W. Thomas Morris, II
        Name: W. Thomas Morris, II
        Title:  Vice President

        [Signature Page to Supplemental Indenture (2018 Indenture)]